Exhibit 16.1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 N. HIGHWAY 89 STE. 130

FARMINGTON, UTAH 84025

_______________

(801) 447-9572 FAX (801) 447-9578

September 26, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have been furnished with a copy of the disclosures in Item 4.01 of Form 8-K dated September 26, 2017, to be filed by our former client, Wings & Things, Inc. and are in agreement with the statements concerning our firm contained therein. We have no basis to agree or disagree with other matters reported therein.

/s/ Pritchett, Siler & Hardy, P.C

Pritchett, Siler & Hardy, P.C.